Exhibit 10.2

AMENDMENT TO REVOLVING CREDIT AGREEMENT

This Amendment to Revolving Credit Agreement (the “Amendment”) is dated as of May 7, 2021, by and among AFC Gamma, Inc., a Maryland corporation (the “Borrower”), the Lenders identified on the signature page hereof (collectively, “Lenders”), and AFC Finance, LLC, a Delaware limited liability company, as agent for the Lenders (in such capacity, “Agent”).

RECITALS

A.          WHEREAS, the Borrower, the Agent and certain lenders party thereto are parties to that certain Secured Revolving Credit Agreement, dated as of August 18, 2020 (the “Credit Agreement”);

B.          WHEREAS, the Borrower has requested, and the Agent and Lenders have agreed, to modify the Credit Agreement, as set forth herein, subject to the terms and conditions set forth herein below.  All capitalized terms used herein and not otherwise defined shall have the meanings given to such terms in the Credit Agreement.

AGREEMENT

NOW, THEREFORE, in consideration of the premises set forth above and other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the parties agree to the following:

1.  Amendments.

(a)         Section 1.1 of the Credit Agreement is amended by amending and restating the below defined terms in appropriate alphabetical order:

“Loan Commitment” shall mean (a) as to any Lender, the aggregate commitment of such Lender to make Loans as set forth on Annex A hereto or in the most recent assignment agreement to which it is a party (as adjusted to reflect any assignments as permitted hereunder) and (b) as to all Lenders, the aggregate commitment of all Lenders to make Loans, which aggregate commitment shall be Fifty Million Dollars ($50,000,000) on the Effective Date, as such amount may be adjusted, if at all, from time to time in accordance with this Agreement; provided that if the Borrower enters into any Refinancing Credit Facility with an aggregate principal amount exceeding $50,000,000, such aggregate commitment shall be reduced dollar-for-dollar to the extent such Refinancing Credit Facility exceeds $50,000,000.

“Loan Interest Rate” shall mean, with respect to any Loan, 6% per annum, payable in cash in arrears as provided herein.

“Maturity Date” shall mean the earlier of (i) December 31, 2021, and (ii) the date of the closing of any Refinancing Credit Facility with an aggregate principal amount equal to or greater than $50,000,000.

(b)         Annex A to the Credit Agreement is amended by amending and restating the Loan Commitment table set forth therein with the following:

Lender	Loan Commitment
AFC FINANCE, LLC	$50,000,000
TOTAL	$50,000,000

2.  Removal of Lender.  Gamma Lending Holdco LLC is a party to the Credit Agreement (in effect as of the Closing Date) as a “Lender” but had no Loan Commitment thereunder.  The parties hereby acknowledge and agree that Gamma Lending Holdco LLC has no Obligations or any other amounts owing to it under the Credit Agreement or any of the other Loan Documents, and is hereby fully and forever removed as a Lender under the Credit Agreement and the other Loan Documents, and shall have no further obligations as a Lender or otherwise thereunder.

3.  Ratification of Loan Documents and Collateral.  The Borrower hereby ratifies and affirms each of the Loan Documents, as amended hereby, and agrees to perform each obligation set forth in each of the Loan Documents, as amended hereby.  Except as specifically modified and amended herein, all terms, warranties, representations, conditions and covenants contained in the Credit Agreement and the other Loan Documents shall remain in full force and effect.  Any property or rights to or interests in property granted as security in the Loan Documents shall remain as security for the Loan and the obligations of Borrower in the Loan Documents.

4.  Representations and Warranties.  The Borrower represents and warrants to the Lenders and the Agent that (a) the representations and warranties set forth in Article IV of the Credit Agreement, and in each of the other Loan Documents, are true and complete in all material respects (provided that such materiality qualifier shall not be applicable to any representations and warranties that already are qualified or modified by materiality in the text thereof) on the date hereof as if made on and as of the date hereof (or, if any such representation or warranty is expressly stated to have been made as of a specific date, such representation or warranty shall be true and correct in all material respects as of such specific date), and as if each reference in said Article IV to “this Agreement” included reference to this Amendment and (b) no Default or Event of Default has occurred and is continuing.

5.  Miscellaneous.

(a)         The Loan Documents as modified herein contain the entire understanding and agreement of the Borrower, Agent and the Lender with respect to the Loan and supersede all prior representations, warranties, agreements, arrangements, and understandings.  No provision of the Loan Documents as modified may be changed, discharged, supplemented, terminated, or waived except in a writing signed pursuant to the requirements of the Credit Agreement.

(b)         All references in the Loan Documents to the Credit Agreement shall mean the Credit Agreement as hereby modified and amended.  This Amendment shall also constitute a Loan Document and all terms and conditions of the Credit Agreement (as modified herein) including, without limitation, the miscellaneous provisions set forth therein, such as consent to jurisdiction, applicable law, and waiver of jury trial, are incorporated herein as though set forth in full and the Agent and the Lenders shall be entitled to the benefits thereof with respect to this Amendment.

(c)          This Amendment may be executed in counterparts (and by different parties hereto in different counterparts), each of which shall constitute an original, but all of which when taken together shall constitute a single contract.  Delivery of an executed counterpart of a signature page of this Amendment in electronic (i.e., “pdf” or “tif”) format or via “Docusign” or similar method shall be effective as delivery of a manually executed counterpart of this Amendment.  Each of the parties hereto agrees and acknowledges that (i) the transaction consisting of this Amendment may be conducted by electronic means, (ii) it is such party’s intent that, if such party signs this Amendment using an electronic signature, it is signing, adopting and accepting this Amendment and that signing this Amendment using an electronic signature is the legal equivalent of having placed its handwritten signature on this Amendment on paper, and (iii) it is being provided with an electronic or paper copy of this Amendment in a usable format..

[Signature page follows.]

IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be duly executed and delivered as of the day and year first above written.

AFC GAMMA, INC.
as Borrower

By:	/s/ Thomas Geoffroy
Name: Thomas Geoffroy
Title: Chief Financial Officer

AFC FINANCE, LLC
as Agent

By:	/s/ Leonard M. Tannenbaum
Name: Leonard M. Tannenbaum
Title: Manager

AFC FINANCE, LLC
as a Lender

By:	/s/ Leonard M. Tannenbaum
Name: Leonard M. Tannenbaum
Title: Manager

GAMMA LENDING HOLDCO LLC
as a Lender

By:	/s/ Jonathan Kalikow
Name: Jonathan Kalikow
Title: Authorized Signatory

Signature Page to Amendment to Revolving Credit Agreement